Exhibit 99.1

Cabot Corp Reports Second Quarter Adjusted EPS of $0.96 and Diluted EPS of $3.70

Adjusted EPS improvement of 68% year on year driven by record segment profits

BOSTON--(BUSINESS WIRE)--May 1, 2012--Cabot Corporation (NYSE: CBT) today announced results for its second quarter of fiscal 2012.

Key Highlights

  Margin expansion and solid volumes in Rubber Blacks and Performance Segment contribute to strong results
  Indonesia and China capacity expansions completed and ready to serve end market demand
  New products launched for adhesives, batteries and coatings markets
  Diluted EPS of $3.70 includes gain on sale of the Supermetals Business
(In millions, except per share amounts)	Fiscal 2012		Fiscal 2011
	Second	First	Second	First
	Quarter	6 Months	Quarter	6 Months

Net sales	$844	$1,606	$739	$1,433
Net income attributable to Cabot Corporation	$240	$286	$51	$126

Net earnings per share attributable to Cabot Corporation	$3.70	$4.41	$0.76	$1.89
Less Adjustments:
Net income per share from discontinued operations	$2.92	$3.08	$0.24	$0.49
Certain items per share	$(0.18)	$(0.26)	$(0.05)	$0.28
Adjusted EPS	$0.96	$1.59	$0.57	$1.12

Commenting on the results, Cabot President and CEO Patrick Prevost, said, “We are very pleased with our second quarter results. Our Rubber Blacks Business and Specialty Fluids Segment set new records of quarterly EBIT performance. The execution of our strategy continues to deliver results and we are making great strides towards achieving our $4.50 adjusted EPS target in 2014.”

Prevost continued, “Through the implementation of new commercial agreements, stronger sequential volumes, a favorable product mix and robust Specialty Fluids Segment earnings, we achieved strong performance this quarter. In addition, we completed important capacity expansion and energy efficiency projects and introduced a number of innovative products to the market. We also finalized the sale of the Supermetals Business and recorded a substantial gain during the quarter. I am extremely pleased with the performance year to date and continue to be excited about the future of this company.”

Financial Detail

For the second quarter of fiscal 2012, net income attributable to Cabot Corporation was $240 million ($3.70 per diluted common share), which includes $2.92 per share of income from discontinued operations related to the sale of the Supermetals Business. In addition, net income includes a per share charge of $0.18, principally for restructuring costs and tax related items. Adjusted EPS for the second quarter of fiscal 2012 was $0.96 per share.

Segment Results

Core Segment -- Second quarter fiscal 2012 EBIT in the Rubber Blacks Business increased by $21 million compared to the same quarter of fiscal 2011, principally driven by higher prices and a favorable product mix. These positive factors more than offset the impact of 2% lower volumes and higher raw material costs. Sequentially, EBIT increased $17 million driven by higher prices, a favorable product mix and 4% higher volumes.

Global and regional volume changes for the Core Segment for the second quarter of fiscal 2012 as compared to the same quarter of the prior year and the first quarter of fiscal 2012 are included in the table below:

	Second Quarter Year over Year Change	Second Quarter Sequential Change
Global	(2%)	4%
Japan	11%	(3%)
Southeast Asia	(5%)	3%
China	3%	(4%)
Europe, Middle East, Africa	(11%)	10%
North America	(7%)	7%
South America	8%	20%

Performance Segment -- Second quarter fiscal 2012 EBIT in the Performance Segment decreased by $4 million compared to the second quarter of fiscal 2011. The decrease was driven principally by higher fixed costs from the start-up of new capacity and the unfavorable impact of declining inventory levels. Volumes in Fumed Metal Oxides increased 4%, while Performance Products volumes increased 1%. Sequentially, Performance Segment EBIT increased by $14 million, principally due to higher volumes from increases in end market demand as customers returned to more normalized purchasing levels. Volumes in Fumed Metal Oxides increased by 17% sequentially, and volumes in Performance Products increased 14%.

Specialty Fluids -- For the second quarter of fiscal 2012, EBIT in the Specialty Fluids Segment increased by $15 million compared to the second quarter of fiscal 2011 and by $11 million compared to the first quarter of fiscal 2012. The EBIT increases in both periods resulted principally from higher rental revenues from larger, more complex jobs that were longer in duration as well as a favorable sales mix driven by a significant product sale during the quarter.

New Business Segment -- For the second quarter of fiscal 2012, EBIT in the New Business Segment decreased by $4 million compared to the second quarter of fiscal 2011 and was flat compared to the first quarter of fiscal 2012. Sequentially, revenue improved in all businesses. However, sequential EBIT was flat due to higher fixed costs related to a planned shutdown at our aerogel plant. Year-over-year EBIT declined due the absence of $3 million of business development milestone revenue recorded in the prior year in our Cabot Elastomer Composites Business and lower commercial activity in our Aerogel Business.

Cash Performance -- The Company ended the second quarter of fiscal 2012 with a cash balance of $366 million, an increase of $178 million from the first quarter of fiscal 2012. The increase in cash was driven by strong operating results and the receipt of $175 million for the first payment related to the sale of the Supermetals Business. These items were partially offset by capital expenditures of $56 million and an increase in net working capital of $31 million.

Taxes -- During the second quarter of fiscal 2012, the Company recorded a net tax provision of $23 million, including a net discrete tax benefit of $1 million. The tax rate on continuing operations was 30% for the second quarter of fiscal 2012. Excluding the impact of certain items, the operating tax rate on continuing operations for the quarter was 26%.

Outlook

Commenting on the outlook for the Company, Prevost said, “We are optimistic about the improving conditions in North America and China. We continue to see attractive growth in the emerging economies of Asia and South America, both in the short and long-term. The growth in emerging markets is seen not only in the tire and automotive industries, but across a variety of the industries we serve. The European macroeconomic environment, however, remains challenging. While the quarterly EBIT fluctuations in our Specialty Fluids Segment will continue due to the project nature of the business, we are pleased with our expansion into new geographies with new customers.”

Prevost continued, “We are delivering earnings growth through margin and capacity expansion as well as new business and product development. Our increased margins were achieved through continual efficiency improvement efforts and the execution of our global pricing strategy. We commissioned new production capacity in recent months and we expect further growth investments to be ready for production in the coming quarters. Our portfolio of new products and businesses continues to strengthen. I remain confident in our ability to achieve our long-term financial targets of $4.50 adjusted EPS in 2014 while maintaining adjusted ROIC over 13%.”

Earnings Call

The Company will host a conference call with industry analysts at 2:00 p.m. Eastern time on Wednesday, May 2, 2012. The call can be accessed through Cabot’s investor relations website at http://investor.cabot-corp.com.

Cabot Corporation, headquartered in Boston, Massachusetts, is a global specialty chemicals and performance materials company. Cabot’s major products are carbon black, fumed silica, cesium formate drilling fluids, inkjet colorants and aerogels. The Company’s website address is: http://www.cabotcorp.com.

Forward-Looking Statements -- This earnings release contains forward-looking statements based on management’s current expectations, estimates and projections. All statements that address expectations or projections about the future, including our ability to meet our long-term financial targets, strategy for growth, demand for our products, and when we expect new production capacity to be available are forward-looking statements. Some of the forward-looking statements may be identified by words like “expects,” “anticipates,” “plans,” “intends,” “projects,” “indicates,” and similar expressions. Forward-looking statements are based on our current expectations, assumptions, estimates and projections about Cabot's businesses and strategies, market trends and conditions, economic conditions and other factors. These statements are not guarantees of future performance and are subject to risks, uncertainties, potentially inaccurate assumptions, and other factors, some of which are beyond our control and difficult to predict. If known or unknown risks materialize, or should underlying assumptions prove inaccurate, our actual results could differ materially from past results and from those expressed in the forward-looking statement. Important factors that could cause our results to differ materially from those expressed in the forward-looking statements include, but are not limited to changes in raw material costs; costs associated with the research and development of new products, including regulatory approval and market acceptance; competitive pressures; delays in the successful integration of structural changes, including restructuring plans, and joint ventures; delays in the completion or start-up of our capacity expansion projects; the laws, regulations, policies and economic conditions, including inflation, interest and foreign currency exchange rates, of countries in which the company does business; and severe weather events that cause business interruptions, including plant and power outages, or disruptions in supplier or customer operations. These factors are discussed more fully in the reports we file with the Securities and Exchange Commission, particularly our latest annual report on Form 10-K.

Explanation of Terms Used -- The term “operating tax rate” represents the tax rate on our recurring operating results. This rate excludes discrete tax items, which are unusual or infrequent items that are excluded from the estimated annual effective tax rate and other tax items, including the impact of the timing of losses in certain jurisdictions, cumulative rate adjustment and the impact of certain items on both operating income and tax provision.

The term “product mix” refers to the various types and grades, or mix, of products sold in a particular Business or Segment during the period, and the positive or negative impact of that mix on the revenue or profitability of the Business or Segment.

When we discuss the profitability impact of changes in inventory levels, we refer to the recording of fixed manufacturing costs on either our balance sheet or through our consolidated statement of operations. When inventories increase, we record fixed manufacturing costs on our balance sheet, causing lower fixed costs to be recorded in the consolidated statement of operations and benefiting the recorded profitability of the business. When inventories decrease, the opposite occurs, and additional fixed costs flow through the consolidated statement of operations, unfavorably affecting recorded business profitability.

Use of Non-GAAP Financial Measures -- The preceding discussion of our results and the accompanying financial tables report adjusted EPS and Total segment earnings before interest and taxes, “Total Segment EBIT”, which are non-GAAP financial measures. Our chief operating decision-maker uses adjusted EPS and Total Segment EBIT to evaluate the performance of the Company in terms of profitability. We believe that these measures also assist our investors in evaluating the changes in our results and the Company's performance.

In calculating adjusted EPS, we exclude from our net income per share from continuing operations certain items of expense and income that management does not consider representative of the Company's ongoing operations. Adjusted EPS should be considered as supplemental to, and not as a replacement for, EPS determined in accordance with GAAP. A reconciliation of adjusted EPS to EPS from continuing operations, the most directly comparable GAAP financial measure, and the certain items that are excluded from our calculation of adjusted EPS, are provided in the table titled "Certain Items and Reconciliation of Adjusted EPS.”

Total Segment EBIT is a non-GAAP performance measure, and should not be considered an alternative for Income (loss) from continuing operations before taxes, the most directly comparable GAAP financial measure. In calculating Total Segment EBIT, we exclude “certain items”, meaning items that management does not consider representative of our fundamental segment results, as well as items that are not allocated to our business segments, such as interest expense and other corporate costs. Our Chief Operating Decision Maker uses segment EBIT to evaluate the operating results of each segment and to allocate resources to the segments. We believe that this non-GAAP measure provides useful supplemental information for our investors as it is an important indicator of the Company’s operational strength and performance. Investors should consider the limitations associated with this non-GAAP measure, including the potential lack of comparability of this measure from one company to another. A reconciliation of Total Segment EBIT to Income (loss) from continuing operations before income taxes and equity in net earnings of affiliate companies is provided in the table titled, “Summary Results by Segments.”

Second Quarter Earnings Announcement, Fiscal 2012

CABOT CORPORATION CONSOLIDATED STATEMENTS OF OPERATIONS

Periods ended March 31	Three Months		Six Months
Dollars in millions, except per share amounts (unaudited)	2012	2011	2012	2011

Net sales and other operating revenues	$844	$739	$1,606	$1,433

Cost of sales	671	605	1,290	1,168

Gross profit	173	134	316	265

Selling and administrative expenses	66	62	131	125

Research and technical expenses	20	18	37	33
Income from operations	87	54	148	107

Other income and (expense)

Interest and dividend income	1	—	2	1

Interest expense	(9)	(10)	(19)	(20)

Other (expense) income	(3)	4	—	6

Total other income and (expense)	(11)	(6)	(17)	(13)

Income from continuing operations before income taxes and equity in net earnings of affiliated companies	76	48	131	94

(Provision) benefit for income taxes	(23)	(9)	(39)	6

Equity in net earnings of affiliated companies, net of tax	3	1	4	4

Income from continuing operations	56	40	96	104

Income from discontinued operations, net of tax (A)	189	16	200	32

Net income	245	56	296	136

Net income attributable to noncontrolling interests, net of tax	5	5	10	10

Net income attributable to Cabot Corporation	$240	$51	$286	$126

Diluted earnings per share of common stock attributable to Cabot Corporation

Continuing operations	$0.78	$0.52	$1.33	$1.40

Discontinued operations (A)	2.92	0.24	3.08	0.49

Net income attributable to Cabot Corporation	$3.70	$0.76	$4.41	$1.89

Weighted average common shares outstanding
Diluted	64.0	65.5	64.1	65.3
(A)	Amounts relate to the divesture of the Supermetals Business and, in the first six months of fiscal 2011, certain tax settlements in connection with other discontinued operations.

Second Quarter Earnings Announcement, Fiscal 2012

CABOT CORPORATION SUMMARY RESULTS BY SEGMENTS

Periods ended March 31	Three Months		Six Months
Dollars in millions, except per share amounts (unaudited)	2012	2011	2012	2011

Sales

Core Segment - Rubber blacks (A)	$534	$458	$1,023	$896

Performance Segment	235	222	440	412
Performance products	173	159	324	291
Fumed metal oxides	62	63	116	121

New Business Segment	30	32	55	56
Inkjet colorants	15	16	30	30
Aerogel	5	8	9	11
Superior MicroPowders	3	3	5	6
Cabot Elastomer Composites	7	5	11	9

Specialty Fluids Segment	27	13	41	30

Segment sales	826	725	1,559	1,394

Unallocated and other (B)	18	14	47	39

Net sales and other operating revenues	$844	$739	$1,606	$1,433

Segment Earnings Before Interest and Taxes

Core Segment - Rubber blacks (A)	$72	$51	$127	$88

Performance Segment	35	39	56	70

New Business Segment	—	4	—	4

Specialty Fluids Segment	16	1	21	7

Total Segment Earnings Before Interest and Taxes (C)	123	95	204	169

Unallocated and Other

Interest expense	(9)	(10)	(19)	(20)
Certain items (D)	(9)	(7)	(14)	(11)
Unallocated corporate costs	(18)	(15)	(32)	(27)
General unallocated expense (E)	(8)	(14)	(4)	(13)
Less: Equity in net earnings of affiliated companies, net of tax	(3)	(1)	(4)	(4)

Income from continuing operations before income taxes and equity in net earnings of affiliated companies	76	48	131	94

(Provision) benefit for income taxes (including tax certain items)	(23)	(9)	(39)	6

Equity in net earnings of affiliated companies, net of tax	3	1	4	4

Income from continuing operations	56	40	96	104

Income from discontinued operations, net of tax (F)	189	16	200	32

Net income	245	56	296	136

Net income attributable to noncontrolling interests, net of tax	5	5	10	10

Net income attributable to Cabot Corporation	$240	$51	$286	$126

Diluted earnings per share of common stock attributable to Cabot Corporation

Continuing operations (A)	$0.78	$0.52	$1.33	$1.40

Discontinued operations (F)	2.92	0.24	3.08	0.49

Net income attributable to Cabot Corporation	$3.70	$0.76	$4.41	$1.89

Adjusted earnings per share

Adjusted EPS (G)	$0.96	$0.57	$1.59	$1.12

Weighted average common shares outstanding

Diluted	64.0	65.5	64.1	65.3
(A)	In the fourth quarter of fiscal 2011, Cabot entered into an agreement to sell the Supermetals Business ("CSM"). This transaction closed in January 2012. Because of this sale agreement, the results of CSM, which were previously included in the Core Segment are now presented as Discontinued Operations for all periods presented.

(B)	Unallocated and other reflects royalties paid by equity affiliates, other operating revenues, external shipping and handling fees, and the impact of unearned revenue.

(C)	Segment EBIT is a measure used by Cabot's Chief Operating Decision-Maker to measure consolidated operating results, assess segment performance and allocate resources. Segment EBIT includes equity in net earnings of affiliated companies, royalty income, and allocated corporate costs.

(D)	Details of certain items are presented in the Certain Items and Reconciliation of Adjusted EPS table.

(E)	General unallocated expense includes foreign currency transaction gains (losses), interest income, dividend income, the profit related to unearned revenue, and the impact of LIFO accounting.

(F)	Amounts relate to the divesture of the CSM business as discussed in note (A), and in the first six months of fiscal 2011, certain tax settlements in connection with other discontinued operations.

(G)	Adjusted EPS is a non-GAAP measure, and a reconciliation of Adjusted EPS to GAAP EPS is presented in the Certain Items and Reconciliation of Adjusted EPS table.

Second Quarter Earnings Announcement, Fiscal 2012

CABOT CORPORATION CONSOLIDATED STATEMENT OF FINANCIAL POSITION

	March 31,	September 30,
	2012	2011
Dollars in millions, except share and per share amounts	(unaudited)	(audited)

Current assets:

Cash and cash equivalents	$366	$286
Accounts and notes receivable, net of reserve for doubtful accounts of $4 and $4	759	659
Inventories:
Raw materials	119	120
Work in process	4	3
Finished goods	260	233
Other	40	37
Total inventories	423	393
Prepaid expenses and other current assets	73	76
Deferred income taxes	27	35
Current assets held for sale (A)	—	106
Total current assets	1,648	1,555

Net property, plant and equipment	1,079	1,036
Goodwill	40	40
Equity affiliates	62	60
Assets held for rent	51	46
Notes receivable for sale of business	263	—
Deferred income taxes	185	261
Other assets	101	104
Non-current assets held for sale (A)	—	39

Total assets	$3,429	$3,141
(A)	Includes amounts related to the sale of the Supermetals Business.

Second Quarter Earnings Announcement, Fiscal 2012

CABOT CORPORATION CONSOLIDATED STATEMENT OF FINANCIAL POSITION

	March 31,	September 30,
	2012	2011
Dollars in millions, except share and per share amounts	(unaudited)	(audited)

Current liabilities:

Notes payable to banks	$79	$86
Accounts payable and accrued liabilities	496	461
Income taxes payable	55	34
Deferred income taxes	6	6
Current portion of long-term debt	48	57
Current liabilities held for sale (A)	—	12
Total current liabilities	684	656

Long-term debt	560	556
Deferred income taxes	9	8
Other liabilities	298	299
Non-current liabilities held for sale (A)	—	6

Stockholders' equity:
Preferred stock:
Authorized: 2,000,000 shares of $1 par value
Issued and outstanding: None and none	—	—
Common stock:
Authorized: 200,000,000 shares of $1 par value
Issued: 63,653,983 and 63,894,443 shares
Outstanding: 63,399,863 and 63,860,777 shares	64	64
Less cost of 254,120 and 33,666 shares of common treasury stock	(8)	(1)
Additional paid-in capital	17	18
Retained earnings	1,576	1,314
Deferred employee benefits	(11)	(14)
Accumulated other comprehensive income	108	106
Total Cabot Corporation stockholders' equity	1,746	1,487
Noncontrolling interests	132	129
Total equity	1,878	1,616
Total liabilities and equity	$3,429	$3,141
(A)	Includes amounts related to the sale of the Supermetals Business.

CABOT CORPORATION

	Fiscal 2011					Fiscal 2012
Dollars in millions,
except per share amounts (unaudited)	Dec. Q.	Mar. Q.	June Q.	Sept. Q.	FY	Dec. Q.	Mar. Q.	June Q.	Sept. Q.	FY

Sales
Core Segment - Rubber blacks (A)	438	458	528	528	1,952	489	534			1,023
Performance Segment	190	222	240	228	880	205	235			440
Performance products	132	159	173	162	626	151	173			324
Fumed metal oxides	58	63	67	66	254	54	62			116
New Business Segment	24	32	33	28	117	25	30			55
Inkjet colorants	14	16	20	15	65	15	15			30
Aerogel	3	8	8	5	24	4	5			9
Superior MicroPowders	3	3	2	3	11	2	3			5
Cabot Elastomer Composites	4	5	3	5	17	4	7			11
Specialty Fluids Segment	17	13	12	27	69	14	27			41
Segment Sales	669	725	813	811	3,018	733	826			1,559
Unallocated and other (B)	25	14	23	22	84	29	18			47

Net sales and other operating revenues	$694	$739	$836	$833	$3,102	$762	$844			$1,606

Segment Earnings Before Interest and Taxes
Core Segment - Rubber blacks (A)	37	51	57	38	183	55	72			127
Performance Segment	31	39	43	27	140	21	35			56
New Business Segment	—	4	3	2	9	—	—			—
Specialty Fluids Segment	6	1	3	12	22	5	16			21
Total Segment Earnings Before Interest and Taxes (C)	74	95	106	79	354	81	123			204

Unallocated and Other
Interest expense	(10)	(10)	(9)	(10)	(39)	(10)	(9)			(19)
Certain items (D)	(4)	(7)	(5)	(3)	(19)	(5)	(9)			(14)
Unallocated corporate costs	(12)	(15)	(13)	(13)	(53)	(14)	(18)			(32)
General unallocated income (expense) (E)	1	(14)	(15)	(4)	(32)	4	(8)			(4)
Less: Equity in net earnings of affiliated companies, net of tax	(3)	(1)	(2)	(2)	(8)	(1)	(3)			(4)

Income from continuing operations before income taxes and equity in net earnings of affiliated companies	46	48	62	47	203	55	76			131

Benefit (provision) for income taxes (including tax certain items)	15	(9)	(10)	(2)	(6)	(16)	(23)			(39)
Equity in net earnings of affiliated companies, net of tax	3	1	2	2	8	1	3			4

Income from continuing operations	64	40	54	47	205	40	56			96
Income from discontinued operations, net of tax (F)	16	16	13	8	53	11	189			200

Net income	80	56	67	55	258	51	245			296

Net income attributable to noncontrolling interests, net of tax	5	5	7	5	22	5	5			10

Net income attributable to Cabot Corporation	$75	$51	$60	$50	$236	$46	$240			$286

Diluted earnings per share of common stock attributable to Cabot Corporation

Continuing operations (A)	$0.88	$0.52	$0.73	$0.64	$2.77	$0.55	$0.78			$1.33
Discontinued operations (F)	0.25	0.24	0.19	0.12	0.80	0.16	2.92			3.08

Net income attributable to Cabot Corporation	$1.13	$0.76	$0.92	$0.76	$3.57	$0.71	$3.70			$4.41

Adjusted earnings per share

Adjusted EPS (G)	$0.55	$0.57	$0.76	$0.55	$2.43	$0.63	$0.96			$1.59

Weighted average common shares outstanding
Diluted	65.2	65.5	65.6	65.5	65.4	64.2	64.0			64.1
(A)	In the fourth quarter of fiscal 2011, Cabot entered into an agreement to sell the Supermetals Business ("CSM"). This transaction closed in January 2012. Because of this sale agreement, the results of CSM, which were previously included in the Core Segment are now presented as Discontinued Operations for all periods presented.

(B)	Unallocated and other reflects royalties paid by equity affiliates, other operating revenues, external shipping and handling fees, and the impact of unearned revenue.

(C)	Segment EBIT is a measure used by Cabot's Chief Operating Decision-Maker to measure consolidated operating results, assess segment performance and allocate resources. Segment EBIT includes equity in net earnings of affiliated companies, royalty income, and allocated corporate costs.

(D)	Details of certain items are presented in the Certain Items and Reconciliation of Adjusted EPS table.

(E)	General unallocated income (expense) includes foreign currency transaction gains (losses), interest income, dividend income, the profit related to unearned revenue, and the impact of LIFO accounting.

(F)	Amounts relate to the divesture of the CSM business as discussed in note (A), and in fiscal year 2011, certain tax and legal settlements in connection with other discontinued operations.

(G)	Adjusted EPS is a non-GAAP measure, and a reconciliation of Adjusted EPS to GAAP EPS is presented in the Certain Items and Reconciliation of Adjusted EPS table.

Second Quarter Earnings Announcement, Fiscal 2012

CABOT CORPORATION CERTAIN ITEMS AND RECONCILIATION OF ADJUSTED EPS

TABLE 1: DETAIL OF CERTAIN ITEMS:
Periods ended March 31	Three Months		Six Months		Three Months		Six Months
Dollars in millions, except per share amounts (unaudited)	Dollars in Millions				Per Share After Tax
	2012	2011	2012	2012	2012	2011	2012	2012
	$	$	$	$	per share(A)	per share(A)	per share(A)	per share(A)

Certain items before and after income taxes

Global restructuring activities	$(9)	$(7)	$(12)	$(11)	$(0.14)	$(0.07)	$(0.18)	$(0.12)

Environmental reserves and legal settlements	—	—	(2)	—	—	—	(0.02)	—

Total certain items before tax	(9)	(7)	(14)	(11)	(0.14)	(0.07)	(0.20)	(0.12)

Tax impact of certain items	1	2	2	3

Tax impact of Japan foreign exchange losses	(3)	—	(3)	—	(0.05)	—	(0.05)	—

Discrete tax items	1	1	(1)	26	0.01	0.02	(0.01)	0.40

Total tax certain items	(1)	3	(2)	29	(0.04)	0.02	(0.06)	0.40

Total certain items after tax	(10)	(4)	(16)	18	(0.18)	(0.05)	(0.26)	0.28

Discontinued operations after income taxes (B)

CSM business divestiture after tax	189	16	200	31	2.92	0.24	3.08	0.47

Discontinued operations after tax - other	—	—	—	1	—	—	—	0.02

Total discontinued operations after tax	$189	$16	$200	$32	$2.92	$0.24	$3.08	$0.49

TABLE 2: CERTAIN ITEMS STATEMENT OF OPERATIONS LINE ITEM
Periods ended March 31	Three Months		Three Months
Dollars in millions, Pre-Tax (unaudited)	2012	2012	2012	2012

Statement of Operations Line Item

Cost of sales	$(9)	$(7)	$(12)	$(10)

Selling and administrative expenses	—	—	(2)	(1)

Total certain items	$(9)	$(7)	$(14)	$(11)

TABLE 3: RECONCILIATION OF TAX CERTAIN ITEMS
Periods ended March 31	Three Months		Three Months
Dollars in millions (unaudited)	2012	2012	2012	2012

Reconciliation of (Provision) benefit for income taxes, excluding certain items to (Provision) benefit for income taxes

(Provision) benefit for income taxes	$(23)	$(9)	$(39)	$6

Less: Tax certain items	(1)	3	(2)	29

(Provision) benefit for income taxes, excluding certain items	$(22)	$(12)	$(37)	$(23)

TABLE 4: RECONCILIATION OF ADJUSTED EPS BY QUARTER FISCAL 2011 and FISCAL 2012
NON-GAAP MEASURE:
Periods ended (unaudited)	Fiscal 2011(A)					Fiscal 2012(A)
Per Share, After Tax								FY 2012
	Dec. Q	Mar. Q	June Q	Sept. Q	FY 2011	Dec. Q	Mar. Q	YTD
Reconciliation of Adjusted EPS to GAAP EPS
Net income per share attributable to Cabot Corporation	$1.13	$0.76	$0.92	$0.76	$3.57	$0.71	$3.70	$4.41
Less: Net income per share from discontinued operations(B)	0.25	0.24	0.19	0.12	0.80	0.16	2.92	3.08
Net income per share from continuing operations	$0.88	$0.52	$0.73	$0.64	$2.77	$0.55	$0.78	$1.33
Less: Certain items after tax	0.33	(0.05)	(0.03)	0.09	0.34	(0.08)	(0.18)	(0.26)
Adjusted earnings per share	$0.55	$0.57	$0.76	$0.55	$2.43	$0.63	$0.96	$1.59
(A)	Per share amounts are calculated after tax.
(B)	Amounts relate primarily to the divesture of the Supermetals Business.